UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously reported, on February 11, 2015, Asta Funding, Inc. (the “Company”) received a staff determination letter from Nasdaq (“Nasdaq”) stating that the Company was not in compliance with its rules for continued listing, Rule 5250(c)(1), because it has not timely filed its Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarterly period ended December 31, 2014. On January 5, 2015, the Company had previously received a staff determination letter because the Company did not file its Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended September 30, 2014. In the January 5, 2015 letter, Nasdaq indicated that the Company had 60 days to submit a plan to regain compliance. The 60 day period indicated in the January 5, 2015 runs concurrent to the Form 10-Q. The Company had until March 6, 2015 to regain compliance with respect to these delinquent reports. If such a plan is timely submitted by the Company, the Nasdaq Staff may grant the Company up to 180 calendar days from the due date of the Form 10-K (or June 29, 2015) to regain compliance.

The Company timely filed its plan with Nasdaq on March 6, 2015 and continues its discussion with the Securities and Exchange Commission (the “SEC”) to clear the SEC comments. Until it has cleared the SEC comments, it is not permitted to file its delinquent reports.

Except for historical information contained herein, the matters set forth in this Form 8-K may be “forward-looking” statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. Factors that could contribute to such differences include those identified in the Company’s Form 10-K for the fiscal year ended September 30, 2013, Form 10-Q for the quarter ended June 30, 2014 and those described from time to time in the Company’s other filings with the SEC, news releases and other communications.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: March 25, 2015

	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer

3